April 1, 1996



BY EDGAR


Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N.W.
Washington, D.C.  20549

Re: Electromagnetic Sciences, Inc., Amendment No. 1 to
    Registration Statement on Form S-3, No. 333-1323

Gentlemen:

Transmitted herewith is Amendment No 1 to the referenced
Registration Statement of Electromagnetic Sciences, Inc. (the
"Company"). Under separate cover to the Staff, we are also forwarding the Company's request to accelerate effectiveness of this Registration Statement to April 4, 1996.


Any questions concerning this filing should be directed to the undersigned.


Very truly yours,

ELECTROMAGNETIC SCIENCES, INC.

/s/ William S. Jacobs

William S. Jacobs
Vice President and General Counsel






As filed with the Securities and Exchange Commission on April 1,
1996

                      Registration No. 333-1323
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                         Amendment No. 1 to
                              Form S-3
      Registration Statement Under The Securities Act of 1993


                  ELECTROMAGNETIC SCIENCES, INC.
(Exact name of registrant as specified in its governing instrument)


            Georgia                       58-1035424
(State or other jurisdiction of      I.R.S.Employer Identi-
incorporation or orgnaization)         fication No.)

                      660 Engineering Drive
                     Technology Park/Atlanta
                     Norcross, Georgia 30092
                         (770) 448-5770

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         William S. Jacobs, General Counsel
                         660 Engineering Drive
                         Technology Park/Atlanta
                         Norcross, Georgia 30092
                         (770) 448-5770

                        (Name, address, including zip code, and
                         telephone number, including area code,
                        of Agent for Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. "X"

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

                          Proposed      Proposed
                          maximum       maximum
  Title of     Amount     offering      aggregate    Amount of
 shares to     to be       price        offering   registration
be reported  registered   per unit (1)   price (1)      fee

Common       457,052
Stock        shares       $12.375 (2)  $5,656,019   $1,950.35 (3)


(1) Estimated solely for the purposes of calculating the registration fee.
(2) Pursuant to Rule 457(c), based on the average of the high and low sales prices for the Common Stock on February 23, 1996, as reported by NASDAQ.
(3) Previously paid.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





                           PROSPECTUS

                        457,502 Shares

                  ELECTROMAGNETIC SCIENCES, INC.

                          Common Stock

     The 457,502 shares of Common Stock, $.10 par value (the
"Common Stock"), of Electromagnetic Sciences, Inc. (the
"Company") to which this Prospectus relates are offered for the account of certain persons (collectively, the "Selling
Shareholders") identified in this Prospectus under the heading
"SELLING SHAREHOLDERS."

     Sales pursuant to this Prospectus may be effected by the Selling Shareholders from time to time in ordinary brokers' transactions or in transactions with any market maker with respect to the Common Stock at such prices and on such terms as may then be obtainable. The Company will receive no part of the proceeds of any such sales.

     The Common Stock is traded in the NASDAQ National Market
System.  On April 1, 1996, the closing sales price for the Common
Stock, as reported on NASDAQ, was $12.125.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The date of this Prospectus is April 4, 1996

                        AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison St., Suite 1400, Chicago, Illinois 60661), and copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's proxy statement and reports on Forms 10-K, 10-Q and 8-K for periods after June 30, 1994, are also available on the Commission's EDGAR electronic data system.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission are hereby incorporated in this Prospectus by reference as of their respective dates:

     1. Annual Report on Form 10-K for the fiscal year ended
        December 31, 1995.

     2. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A under the Exchange Act with respect to such class of securities.

     In addition, all documents filed by the Company pursuant to Sections 13(a),13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of any such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above, other than certain exhibits to such documents. Written requests should be addressed to William S. Jacobs, Secretary, Electromagnetic Sciences, Inc., 660 Engineering Dr., Technology Park/Atlanta, Norcross, Georgia 30092, and oral requests may be made to Mr. Jacobs by telephone (770-263-9200), or in person at the above address.

     The Company's principal executive offices are located at 660 Engineering Dr., Technology Park/Atlanta, Norcross, Georgia 30092, where its telephone number is (770) 263-9200. Unless the context otherwise requires, references herein to the Company are to the Company and its consolidated subsidiaries.

SELLING SHAREHOLDERS

     The shares of Common Stock available for sale under this Prospectus are owned by the following Selling Shareholders in the respective amounts indicated. Each Selling Shareholder is acting as principal for its own account, and may from time to time offer and sell under this Prospectus the indicated number of shares. The Selling Shareholders may also sell other shares of the Common Stock in transactions not covered by this Prospectus, and may purchase additional shares of Common Stock in open-market transactions or otherwise.

                                       Amount
                                      Available     % of Class
                          Amount      For Sale      Owned After
                       Beneficially   Under This    Completion
   Name                   Owned       Prospectus     Of Sales*

Rocker Partners, L.P.    728,496       408,296          4.3%
Compass Holdings, Ltd.    81,956        48,756          0.4%

* Assuming sale of all shares available for sale under this Prospectus, and no other sales or purchases of the Common Stock.

     Each of the Selling Shareholders was previously a shareholder in LXE Inc., a consolidated subsidiary of the Company. On February 23, 1996, each Selling Shareholder sold to the Company all shares of LXE Inc. then held by it (aggregating 548,200 LXE shares), and acquired the Common Stock offered hereby in that transaction. As a part of that transaction, the Company agreed to register the Common Stock for resale by the Selling Shareholders.





                          LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon by William S. Jacobs, Vice President and General
Counsel of the Company.

     Mr. Jacobs is an officer and employee of the Company, and he and/or members of his family are beneficial owners of an aggregate of 12,650 outstanding shares of the Common Stock, and of options to acquire 13,000 additional shares (of which options for 5,000 shares may currently be exercised); they are also beneficial owners of 2,000 shares of the outstanding common stock of LXE Inc., and of currently exercisable options to acquire an additional 5,000 shares.


                 FINANCIAL STATEMENTS AND INFORMATION

     Reference is made to the Company's consolidated financial statements and schedules thereto, and the related reports on such statements by its independent certified public accountants, contained in its Annual Report on Form 10-K for the year ended December 31, 1995, which Report is incorporated herein by reference. A copy of the referenced Report may be obtained free of charge by request to the Company as set forth above under the caption "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                              EXPERTS

     The consolidated financial statements and schedules of Electromagnetic Sciences, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      REGISTRATION STATEMENT

     The Company has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus omits certain information included in such Registration Statement. For further information about the Company and its securities, reference is hereby made to such Registration Statement and to the exhibits filed as a part thereof or otherwise incorporated therein. Each summary herein of additional information included in the Registration Statement or any exhibit thereto is qualified in its entirety by reference to such information or exhibit. The Registration Statement may be examined without charge, and copies thereof may be obtained upon payment of a prescribed fee, at the principal office of the Securities and Exchange Commission in Washington, D.C.



PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

     Estimated expenses of the sale of the Common Stock by the Selling Shareholders (not including brokerage commissions), are as follows:

     Registration fees                    $ 1,900

     NASD notification fee                $ 9,141

     Accounting fees and expenses         $ 2,000

     Miscellaneous                        $   500

                             TOTAL        $13,541



     All of the foregoing expenses are being borne by the Company, in accordance with the terms of the agreement governing the registration of the Common Stock for resale by the Selling Shareholders. Any direct legal and other expenses incurred by the Selling Shareholders (including brokerage commissions) are the responsibility of the Selling Shareholders and are not included in the foregoing table. With the exception of brokerage commissions, such expenses are believed to be nominal.

Item 16.  Exhibits.

     The following documents are filed as exhibits to this Registration Statement:

     4.1  Amended and Restated Articles of Incorporation of the
          Registrant, effective July 3, 1989 (incorporated by reference to Exhibit 3.1 filed with the Registrant's
          Annual Report on Form 10-K for the year ended December 31, 1995).

     4.2 Bylaws of the Registrant, as amended through March 20, 1995 (incorporated by reference to Exhibit 3.2 filed with the Registrant's Report on Form 10-K for the year ended December 31, 1994).

     4.3 Electromagnetic Sciences, Inc. Stockholders Rights Plan dated as of July 3, 1989 (incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

     5.1  Opinion of William S. Jacobs, General Counsel to the
          Registrant, as to the legality of the securities being registered (previously filed).

    24.1  Consent of KPMG Peat Marwick LLP.

    24.2 Consent of William S. Jacobs (appears in his opinion filed as Exhibit 5.1).


                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in this City of Norcross and State of Georgia, on this 1st day of April, 1996.




                                   ELECTROMAGNETIC SCIENCES, INC.


                                   By:    /s/ Thomas E. Sharon

                                          Thomas E. Sharon
                                           President and Chief
                                           Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

      Signature               Title               Date

                              Director
Anthony J. Iorillo

/s/ Jerry H. Lassiter         Director       March 28, 1996
Jerry H. Lassiter

/s/ John H. Levergood         Director       March 28, 1996
John H. Levergood

/s/ John B. Mowell            Director       March 29, 1996
John B. Mowell

/s/ John E. Pippin            Chairman of    March 28, 1996
John E. Pippin                the Board

/s/ Don T. Scartz             Director, Sr.  March 28, 1996
Don T. Scartz                 Vice President
                              and Chief
                              Financial
                              Officer, and
                              Treasurer
                              (Principal
                              Financial and
                              Accounting
                              Officer)

/s/ Thomas E. Sharon          Director,      March 28, 1996
Thomas E. Sharon              President
                              and Chief
                              Executive
                              Officer
                              (Principal
                              Executive
                              Officer)



                         INDEX TO EXHIBITS

Exhibit
Number      Description

4.1         Amended and Restated Articles of
            Incorporation of the Registrant,
            Effective July 3, 1989, (incorporated
            by reference to Exhibit 3.2 filed with
            the Registrant's Annual Report on Form
            10-K for the year ended December 31,
            1995).

4.2         Bylaws of the Registrant, as amended
            through March 20, 1995 (incorporated
            by reference to Exhibit 3.2 filed with
            the Registrant's Annual Report on Form
            10-K for the year ended December 31,
            1994).

4.3         Electromagentic Sciences, Inc., Stock-
            holders Rights Plan dated as of July 3,
            1989 (incorporated by reference to
            Exhibit 4.1 to the Registrant's Annual
            Report on Form 10-K for the year ended
            December 31, 1995).

5.1         Opinion of William S. Jacobs, General
            Counsel to the Registrant, as to the
            legality of the securities being
            registered (previously filed).

24.1        Consent of KPMG Peat Marwick LLP

24.2        Consent of Wiliam S. Jacobs (appears
            in his opinion filed as Exhibit 5.1)


                                             Exhibit 24.1




                   Independent Auditors Consent


The Board of Directors
Electromagnetic Sciences, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.

                                   KPMG Peat Marwick LLP




Atlanta, Georgia
April 1, 1996